Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David S. Haffner, Karl G. Glassman, Matthew C. Flanigan and John G. Moore, and each of them (with full power of each to act alone), severally, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and to execute in his or her name, place and stead (individually and in any capacity stated below), the Registration Statement on Form S-8 with respect to securities (including the Corporation’s Common Stock, $.01 par value, and an indeterminate amount of interests) to be sold pursuant to the Leggett & Platt, Incorporated Stock Bonus Plan, as restated and amended, and any and all amendments to such Registration Statement, including post-effective amendments, and all documents and instruments necessary or advisable in connection with such registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission (or any other governmental regulatory authority), granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in multiple counterparts, and all such counterparts, collectively, shall constitute a single document.

Pursuant to the requirements of the Securities Act of 1933, this Power of Attorney has been signed below by the following persons in the capacities indicated on the 25th day of February, 2015.

Signature	Title

/s/ David S. Haffner David S. Haffner	Board Chair & Chief Executive Officer, Director (Principal Executive Officer)

/s/ Matthew C. Flanigan Matthew C. Flanigan	Executive Vice President & Chief Financial Officer, Director (Principal Financial Officer)

/s/ William S. Weil William S. Weil	Senior Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)

/s/ Robert E. Brunner Robert E. Brunner	Director

/s/ Ralph W. Clark Ralph W. Clark	Director

/s/ Robert G. Culp, III Robert G. Culp, III	Director

/s/ R. Ted Enloe, III R. Ted Enloe, III	Director

/s/ Manuel A. Fernandez Manuel A. Fernandez	Director

/s/ Richard T. Fisher Richard T. Fisher	Vice Chair and Lead Director

/s/ Karl G. Glassman Karl G. Glassman	Director

/s/ Joseph W. McClanathan Joseph W. McClanathan	Director

/s/ Judy C. Odom Judy C. Odom	Director

/s/ Phoebe A. Wood Phoebe A. Wood	Director